                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[x] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                         McDermott International, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------


    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------



    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


    (5) Total fee paid:

    ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------


    (2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------


    (3) Filing Party:

    ---------------------------------------------------------------------------


    (4) Date Filed:

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Notes:

McDermott International, Inc.
- --------------------------------------------------------------------------------
R. E. Howson                                  1450 Poydras Street
Chairman of the Board and                     P.O. Box 61961
Chief Executive Officer                       New Orleans, Louisiana, 70161-1961
                                              (504) 587-5682

                                  July 5, 1995

Dear Stockholder:

  You are cordially invited to the Company's Annual Meeting of Stockholders to be held on Tuesday, August 8, 1995, in the La Salle Ballroom of the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, commencing at 9:30 a.m. local time. We look forward to greeting personally as many of our stockholders as possible at the meeting.

  We hope you will join us at this year's meeting; but, whether or not you personally plan to attend, please take a few minutes now to sign, date and return your Proxy in the enclosed postage-paid envelope. Regardless of the number of shares you may own, your vote is important.

  Thank you for your continued interest in our Company.

                                          Very truly yours,

                                          R. E. HOWSON

                         McDERMOTT INTERNATIONAL, INC.
                              1450 POYDRAS STREET
                                 P.O. BOX 61961
                       NEW ORLEANS, LOUISIANA 70112-1961

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 8, 1995

                               ----------------

To the Stockholders of
McDERMOTT INTERNATIONAL, INC.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of McDermott International, Inc., a Panama corporation (the "Company"), for the fiscal year ended March 31, 1995 will be held in the La Salle Ballroom of the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, on Tuesday, August 8, 1995, at 9:30 a.m. local time, for the following purposes:

    (1) To elect five Directors;

    (2) To consider and act upon a proposal to retain Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1996; and

    (3) To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

  The Board of Directors has fixed the close of business on June 29, 1995 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and at any adjournment or adjournments thereof.

  Stockholders are urged to sign the enclosed Proxy and return it promptly to the Company in the enclosed envelope, which requires no postage if mailed in the United States.

                                          By Order of the Board of Directors,

                                          LAWRENCE R. PURTELL
                                          Secretary

Dated: July 5, 1995

                         McDERMOTT INTERNATIONAL, INC.
                              1450 POYDRAS STREET
                                 P.O. BOX 61961
                       NEW ORLEANS, LOUISIANA 70112-1961

                               ----------------

                                PROXY STATEMENT

                               ----------------

  The accompanying Proxy is solicited by the Board of Directors of McDermott International, Inc. (the "Company"), which will bear all expenses incurred in connection with such solicitation. It is expected that solicitation of Proxies will be primarily by mail. Morrow & Co., Inc. has been engaged to assist in the solicitation of Proxies for a fee of $6,500, plus out-of-pocket expenses. In addition to solicitation by mail and by such proxy soliciting firm, officers and regular employees of the Company may solicit Proxies by personal interview, telephone and facsimile transmission, for which they will receive no additional compensation. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for their customary out-of-pocket and reasonable expenses incurred in forwarding proxy materials to their clients who are beneficial owners of shares. Any Proxy may be revoked at any time prior to its exercise by written notice to the Secretary of the Company, by submission of another Proxy having a later date or by voting in person at the meeting. This Proxy Statement is first being mailed to stockholders on or about July 5, 1995.

                               VOTING AT MEETING

  Only holders of record of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), at the close of business on June 29, 1995 (the "Record Date"), will be entitled to notice of, and to vote at, the Annual Meeting. There were outstanding on the Record Date 54,246,100 shares of the Common Stock, each of which is entitled to one vote per share. On the Record Date, 100,000 shares of Common Stock were held by McDermott Incorporated, a publicly traded subsidiary of the Company ("McDermott"), with its address at 1450 Poydras Street, New Orleans, Louisiana 70160-0035. The Company has been informed by McDermott that it will not vote its shares of Common Stock at the meeting. A majority of the outstanding shares present in person or by proxy will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for the purpose of determining whether a quorum is present but are not counted for any other purposes.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

  At the Annual Meeting, four Directors are to be elected to Class I of the Board of Directors, each to hold office until the Company's 1998 Annual Meeting and until his successor is elected and qualified. Also, one current Director has been redesignated from Class I to Class II by the Board of Directors and is to be elected as a Class II Director to hold office until the Company's 1996 Annual Meeting and his successor is elected and qualified. The persons named as proxies in the enclosed Proxy have been designated by the Board of Directors and, unless otherwise directed, intend to vote for the election of the nominees named below. If any nominee named below should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by the Board of Directors. No circumstances are now known, however, that would prevent any of the nominees from serving. Set forth below under "Continuing Class II Directors" and "Continuing Class III Directors" are the names of the other Directors of the Company currently in office. Class II Directors will serve until the Company's Annual Meeting of Stockholders in 1996 and Class III Directors will serve until the Company's Annual Meeting of Stockholders in 1997.

  All Directors have been elected previously as directors of the Company by the stockholders, except for Messrs. Hattox and Johnstone. Mr. Hattox, upon the recommendation of the Directors Nominating Committee, was elected by the Board of Directors to Class I, effective June 14, 1993. Upon the recommendation of such committee, Mr. Johnstone is a first time nominee to the Company's Board of Directors. Together with the other Class I Nominees, Messrs. Hattox and Johnstone are now standing for election as Class I Directors. Mr. Bookout, previously elected as a Class I Director, has been redesignated by the Board of Directors as a Class II Director and now stands for election as such to serve until the Company's 1996 Annual Meeting of Stockholders.

  The information appearing below with respect to the business experience of each Director and other directorships held, has been furnished by each such Director as of June 20, 1995.

                                                                        DIRECTOR
                               NAME                                 AGE  SINCE
                               ----                                 --- --------

                          CLASS I NOMINEES

Thomas D. Barrow..................................................   70   1985
Oil and gas exploration; he is Chairman of GX Technology (formerly
 GeoQuest Technology Corporation).
Philip J. Burguieres..............................................   51   1990
Chairman of the Board since December 1992 and President and Chief
 Executive Officer since April 1991 of Weatherford International
 Incorporated (a supplier of products, equipment and services to the worldwide petroleum industry). From January 1990 until
 November 1990, he was Chairman of the Board, President and Chief
 Executive Officer of Panhandle Eastern Corporation (a natural gas transmission company); and prior to that, he was Chairman of the
 Board, President and Chief Executive Officer of Cameron Iron
 Works, Inc. (a manufacturer of oil tools, ball valves and forged products). He is also a director of Texas Commerce Bancshares,
 Inc. and Cabot Oil & Gas Corporation.

                                                                       DIRECTOR
                              NAME                                 AGE  SINCE
                              ----                                 --- --------
Brock A. Hattox..................................................   47   1993
Executive Vice President and Chief Financial Officer of the
 Company, and Executive Vice President and Chief Financial
 Officer, and President of the Engineering and Construction
 Group, of McDermott since February 1995. Prior to assuming these positions, he was Senior Vice President and Chief Financial
 Officer of the Company and McDermott from March 1991; and prior to that, Vice President, Controller and Planning of the Eaton
 Corporation (a manufacturer of engineered products for
 automotive, industrial, commercial and defense markets). He is also a director of McDermott and J. Ray McDermott, S.A., a
 publicly traded subsidiary of the Company ("J. Ray McDermott").
John W. Johnstone, Jr............................................   62     --
Chairman of the Board since 1988 and Chief Executive Officer since 1987 of Olin Corporation, (a manufacturer and supplier of chemicals, metals, defense related products and services, and ammunition), prior to which he has held various management and executive positions with such company since 1979. He is also a director of American Brands, Inc. and Phoenix Home Mutual Life
 Insurance Company.

                         CLASS II NOMINEE

John F. Bookout..................................................   72   1988
Until his retirement in June 1988, Mr. Bookout was President and
 Chief Executive Officer of Shell Oil Company. He is also a
 director of The Investment Company of America and J. Ray
 McDermott.

                   CONTINUING CLASS II DIRECTORS

Theodore H. Black................................................   66   1993
Until his retirement in October 1993, Mr. Black was Chairman of the Board and Chief Executive Officer of Ingersoll-Rand Company
 (a manufacturer of heavy equipment) from 1988. He is also a director of CPC International, Inc., General Public Utilities
 Corporation and Ingersoll-Rand Company.
J. Howard Macdonald..............................................   67   1985
Chairman and Chief Executive Officer of NatWest Investment Bank
 from January 1989 to April 1991. He is also a director of J. Ray
 McDermott, The BOC Group plc and The Weir Group plc.
William McCollam, Jr.............................................   70   1990
Energy management consultant, and President Emeritus of Edison
 Electric Institute (a electric utility company association)
 since May 1990. From April 1978 to May 1990, he was President of
 Edison Electric Institute.

                                                                       DIRECTOR
                              NAME                                 AGE  SINCE
                              ----                                 --- --------
John A. Morgan...................................................   64   1983*
Partner in Morgan Lewis Githens & Ahn (investment banking) since
 1982. He is also a director of Masco Corporation, MascoTech,
 Inc., FlightSafety International, Inc. and Trimas Corporation.

                         CONTINUING CLASS III DIRECTORS

James L. Dutt....................................................   70   1983*
Chairman of the Board of Stratxx Ltd. (management consultants)
 since 1986, and former Chairman of the Board and Chief Executive
 Officer of Beatrice Companies, Inc.
Robert E. Howson.................................................   63   1981
Chairman of the Board and Chief Executive Officer of the Company
 and McDermott since August 1988 and Chairman of the Board and
 Chief Executive Officer of J. Ray McDermott since January 31,
 1995. Previously President and Chief Operating Officer of the
 Company and McDermott from August 1987. He is also a director of
 McDermott,
 J. Ray McDermott, The Louisiana Land and Exploration Company and
 Whitney Holding Corporation.
James A. Hunt....................................................   64   1983*
President, James A. Hunt, Inc. (investment banking) since January
 1990. Prior to assuming this position, he was a partner in Kalb,
 Voorhis & Co. (investment banking) from 1967 until December
 1989.
John N. Turner...................................................   66   1993
Partner, Miller Thomson (barristers & solicitors), Toronto,
 Canada since 1990. Prior to assuming this position, he was
 Leader of Opposition of the Parliament of Canada from 1984. He is also a director of E-L Financial Corporation, The Loewen
 Group Inc. and Noranda Forest Inc.

- --------
* Each of Messrs. Dutt, Hunt and Morgan served as a director of McDermott (the former parent corporation of the Company) from 1982, 1974 and 1973, respectively, until he was elected a Director of the Company.

BOARD OF DIRECTORS AND ITS COMMITTEES

  General Information. The Board of Directors of the Company has several standing committees, including an Audit Committee, a Directors Nominating Committee and a Compensation Committee.

  Audit Committee. The Audit Committee is currently composed of Messrs. Macdonald (Chairman), Barrow, Black, Burguieres, Hunt and McCollam. During the last fiscal year, the Audit Committee met three times. The functions of the Audit Committee include reviewing the accounting principles and practices employed by the Company and, to the extent the Audit Committee deems appropriate, by the Company's subsidiaries; meeting with the Company's independent auditors to review their report on their examination of the Company's accounts, their comments on the internal controls and audit procedures of the Company and the action taken by management with regard to such comments; approving professional services, including non-audit services, rendered by such independent auditors; and recommending annually to the Board of Directors the appointment of the Company's independent auditors.

  Compensation Committee. The Compensation Committee is currently composed of Messrs. Black (Chairman), Bookout, Hunt and Macdonald. During the last fiscal year, the Compensation Committee met three times. The Compensation Committee determines the salaries of all of the Company's officers elected to their positions by the Board, and also reviews and makes recommendations regarding the salaries of officers of the Company's subsidiaries; and administers and makes awards under the Company's 1994 Variable Supplemental Compensation Plan and 1992 Officer Stock Incentive Program.

  Directors Nominating Committee. The Directors Nominating Committee is currently composed of Messrs. Hunt (Chairman), Dutt, McCollam, Morgan and Turner. During the last fiscal year, the Directors Nominating Committee met three times. The function of the Directors Nominating Committee is to recommend nominees for election to the Company's Board of Directors. The Directors Nominating Committee will consider nominees recommended by stockholders for election as directors. Any such recommendation, together with the nominee's qualifications and consent to be considered as a nominee, should be sent to the Secretary of the Company.

DIRECTORS' ATTENDANCE AND COMPENSATION

  Directors' Attendance and Fees. During the fiscal year ended March 31, 1995, there were eight meetings of the Board of Directors of the Company. Each incumbent Director attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served. Each Director who is not an employee of the Company or any of its subsidiaries receives an annual stipend of $28,000 plus a fee of $2,500 for each Board meeting attended and a fee of $1,000 for each telephonic Board meeting in which such Director participates.

  The Chairman of the Audit Committee receives an annual fee of $3,000 and each other member of the Audit Committee receives an annual fee of $2,000. Each member also receives a fee of $1,650 for each committee meeting attended.

  The Chairman of each of the Compensation Committee, the Directors Nominating Committee and other committees of the Board receives an annual fee of $2,500 and each other member of such committees receives an annual fee of $1,750, provided that they are not employees of the Company or any of its subsidiaries. Each such member also receives a fee of $1,650 for each committee meeting attended.

  Retirement Plan and Health Care. The Company maintains an unfunded retirement plan in which all Directors who are not employees of the Company or any of its subsidiaries participate. The Retirement Plan for Non-Management Directors of McDermott International, Inc. provides an annual benefit equal to the greater of (1) 50% of the final average three years of compensation received by the Director from the Company or (2) the annual stipend (excluding meeting and committee fees and expenses) which the Company paid non-management Directors immediately preceding the last annual meeting held prior to the Director's retirement. Benefits are payable quarterly, commencing upon the Mandatory Retirement Date or Disability (as such terms are defined in such plan). The number of quarterly payments due equals the number of months of service as a Director. A death benefit is also provided in the event that the Director dies prior to the last quarterly payment due under the plan. The Directors also participate in the Company's health care plan under the same terms and conditions applicable to employees.

  Director Stock Program. The Company has a 1992 Director Stock Program, which is administered by a committee comprised of those members of the Board of Directors that are employees of the Company (the "Committee"). Under the program, the Committee may grant to Directors who are not employees of the Company or any of its subsidiaries stock options and rights to purchase restricted stock in an aggregate of up to 50,000 shares of Common Stock.

  Pursuant to the program, each eligible Director is granted options to purchase at fair market value 900, 300 and 300 shares of Common Stock on the first day of the first, second and third years, respectively, of such Director's term. The options are granted at no less than 100% of the fair market value on the date of grant. Generally, options become exercisable in full six months after the date of grant, and remain exercisable for not more than ten years and one day after the date of grant. Also pursuant to the program, each eligible Director is granted rights to purchase 450, 150 and 150 shares of Common Stock, which are subject to transfer restrictions and forfeiture under certain circumstances, on the first day of the first, second and third years, respectively, of such Director's term at a purchase price per share equal to the par value of the Common Stock ($1.00 per share). The restrictions and forfeiture provisions generally lapse on all shares of restricted stock purchased under grants made during a Director's term at the end of such term. In the event of a change in control of the Company, all such restrictions and forfeiture provisions shall lapse and the exercisability of any outstanding options will be accelerated.

  During the last fiscal year, options to acquire 4,800 shares of Common Stock and rights to purchase 2,400 shares of restricted stock were granted under the 1992 Director Stock Program.

                               EXECUTIVE OFFICERS

  Set forth below is the age, positions held with the Company and certain subsidiaries, and certain business experience information for each of the Company's executive officers who are not Directors.

  Walter E. Boomer, 56, President, Babcock & Wilcox Power Generation Group, of Babcock & Wilcox Investment Company and The Babcock & Wilcox Company and Executive Vice President of the Company since February 1995. During the past five years and before assuming his present position, Mr. Boomer was Senior Vice President and Chief Project Management Officer of the Company from August 1994; and prior to that, he was a General of the U. S. Marine Corps from 1986.

  Daniel R. Gaubert, 46, Vice President, Finance, and Controller of the Company and McDermott since February 1995. During the past five years and before assuming his present position, he was Vice President and Controller of the Company and McDermott from February 1992; Corporate Controller of the Company and McDermott from July 1991; and prior to that, Group Controller, Power Generation Group, of Babcock & Wilcox Investment Company and The Babcock & Wilcox Company.

  Lawrence R. Purtell, 48, Senior Vice President and General Counsel and Corporate Secretary of the Company and McDermott since May 1993 and Senior Vice President and General Counsel and Corporate Secretary of J. Ray McDermott since January 31, 1995. Before assuming his present positions, Mr. Purtell was Vice President, General Counsel and Secretary of Carrier Corporation, a United Technologies Corporation subsidiary, from December 1992; and prior to that, he was Corporate Secretary and Associate General Counsel of United Technologies Corporation from June 1989.

  Joe J. Stewart, 57, President, Babcock & Wilcox Government Group, of Babcock & Wilcox Investment Company and The Babcock & Wilcox Company, and Executive Vice President and Chief Project Management Officer of the Company since February 1995. Before assuming his present position, Mr. Stewart was President and Chief Operating Officer of Babcock & Wilcox Investment Company and The Babcock & Wilcox Company from February 1993; and prior to that, Executive Vice President and Group Executive, Power Generation Group, of Babcock & Wilcox Investment Company and The Babcock & Wilcox Company from August 1990.

  James J. Wildasin, 60, President, Chief Operating Officer and a director of
J. Ray McDermott since January 31, 1995. Prior to assuming his present position, Mr. Wildasin was President and Chief Operating Officer of the Company's Marine Construction Services Business from February 1993; Vice President and Group Executive, North Sea, Middle East and West Africa Operations of the Company from February 1992; Vice President and Group Executive, North Sea, Middle East and West Africa Operations of the Company from July 1991; Vice President and General Manager, London Engineering of the Company from March 1991; and prior to that, President and Co-Chief Executive Officer of McDermott-ETPM, Inc.

  Edgar Allen Womack, Jr., 52, Senior Vice President and Chief Technical Officer of the Company and McDermott since February 1993. Before assuming his present position, Mr. Womack was Senior Vice President, Research and Development and Contract Research Divisions, of Babcock & Wilcox Investment Company and The Babcock & Wilcox Company from August 1991; and prior to that, Vice President, Research and Development and Contract Research Divisions, of Babcock & Wilcox Investment Company and The Babcock & Wilcox Company.

  Richard E. Woolbert, 61, Executive Vice President and Chief Administrative Officer of the Company and McDermott since February 1995. Before assuming his present position, Mr. Woolbert was Senior Vice President and Chief Administrative Officer of the Company and McDermott from August 1991; and prior to that, Vice President and Chief Administrative Officer of the Company and McDermott from November 1988.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the number of shares of Common Stock beneficially owned by each Director or nominee as a Director, each Named Executive Officer, as defined in "COMPENSATION OF EXECUTIVE OFFICERS", and all Directors and executive officers of the Company as a group, as of June 20, 1995, except as otherwise noted.

                                                                       SHARES
                                                                    BENEFICIALLY
                               NAMES                                   OWNED
                               -----                                ------------
Thomas D. Barrow(1)(2).............................................     23,475
Theodore H. Black(2)...............................................      6,875
John F. Bookout(2).................................................      4,475
Philip J. Burguieres(2)............................................      4,475
James L. Dutt(2)...................................................      4,825
Brock A. Hattox(3)(4)..............................................     98,999
Robert E. Howson(3)(4).............................................    486,556
James A. Hunt(2)...................................................      3,975
John W. Johnstone, Jr..............................................          0
J. Howard Macdonald(2).............................................      2,925
William McCollam, Jr.(2)...........................................      4,925
John A. Morgan(2)..................................................      4,925
Joe J. Stewart(3)(4)...............................................    132,927
John N. Turner(2)..................................................      1,875
James J. Wildasin(3)(4)............................................     80,592
Richard E. Woolbert(3)(4)..........................................    116,268
All Directors and executive officers as a group (20 persons).......  1,176,371

- --------
(1) Does not include 5,000 shares as to which Mr. Barrow disclaims beneficial ownership.

(2) With respect to Mr. Dutt, includes 2,550 shares of Common Stock; with respect to Mr. Hunt, includes 2,250 shares of Common Stock; with respect to each of Messrs. Macdonald, McCollam and Morgan, includes 1,950 shares of Common Stock; with respect to each of Messrs. Barrow, Bookout and Burguieres, includes 1,650 shares of Common Stock; with respect to each of Messrs. Black and Turner, includes 1,250 shares of Common Stock; all of which shares are issuable upon the exercise of certain stock options, currently exercisable, granted under the Company's 1992 Director Stock Program. With respect to Mr. Dutt, includes 1,275 shares of Common Stock; with respect to Mr. Hunt, includes 1,125 shares of Common Stock; with respect to each of Messrs. Macdonald, McCollam and Morgan, includes 975 shares of Common Stock; with respect to each of Messrs. Barrow, Bookout and Burguieres, includes 825 shares of Common Stock; with respect to each of Messrs. Black and Turner, includes 625 shares of Common Stock; all of which were acquired as restricted stock awards under the Company's 1992 Director Stock Program.
(3) With respect to Messrs. Hattox, Howson, Stewart, Wildasin and Woolbert, includes 60,377, 275,776, 76,226, 45,334 and 71,194 shares, respectively, of Common Stock that are issuable upon the exercise of certain stock options, currently exercisable, granted under the Company's 1983 and 1987 Long-Term Performance Incentive Compensation Programs or 1992 Officer Stock Incentive Program. With respect to Messrs. Hattox, Howson, Stewart, Wildasin and Woolbert, includes 37,790, 201,500, 55,820, 33,220 and 39,130 shares, respectively, of Common Stock that were acquired as restricted stock awards under the Company's 1987 Long-Term Performance Incentive Compensation Program or 1992 Officer Stock Incentive Program.
(4) With respect to Messrs. Hattox, Howson, Stewart, Wildasin and Woolbert, includes the equivalent of 832, 780, 881, 1,267 and 909 shares of Common Stock, respectively, held for such individuals' accounts in The Thrift Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the "McDermott Thrift Plan") as of April 30, 1995.

  As of June 20, 1995, Mr. Woolbert also beneficially owned, through the McDermott Thrift Plan, the equivalent of 171 shares of McDermott's Series A $2.20 Cumulative Convertible Preferred Stock ("McDermott Series A") and 164.673 shares of McDermott's Series B $2.60 Cumulative Preferred Stock ("McDermott Series B"). As of such date, all Directors and executive officers as a group beneficially owned the equivalent of 175 shares of McDermott Series A and
168.673 shares of McDermott Series B.

  As of June 20, 1995, Messrs. Hattox, Howson, Wildasin and Woolbert also beneficially owned 1,000, 7,490, 8,210 (excluding any shares held in the McDermott Thrift Plan) and 2,160 shares of J. Ray McDermott's Common Stock, $.01 par value per share ("JRM Common Stock"), all of which shares, other than the 1,000 shares owned by Mr. Hattox, were acquired on June 20, 1995 as restricted stock awards under J. Ray McDermott's Executive Long-Term Incentive Compensation Plan. As of such date, all Directors and executive officers as a group beneficially owned 21,690 shares of JRM Common Stock. While certain executive officers of the Company have been granted options to acquire JRM Common Stock, none of these options are exercisable within 60 days of June 20, 1995, and under Rule 13d-3 of the Securities Exchange Act of

1934, as amended (the "Exchange Act"), such officers are not deemed to beneficially own the underlying shares of JRM Common Stock.

  Total shares beneficially owned in all cases constituted less than one percent of the outstanding shares of the applicable security, except that the 1,176,371 shares of Common Stock beneficially owned by all Directors and executive officers as a group constituted approximately 2.16% of the outstanding Common Stock.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table furnishes information concerning all persons known to the Company to beneficially own 5% or more of any class of voting stock of the Company as of June 20, 1995:

                                                          AMOUNT AND
                                                          NATURE OF
                        NAME AND ADDRESS OF BENEFICIAL    BENEFICIAL    PERCENT
TITLE OF CLASS                       OWNER               OWNERSHIP(1)   OF CLASS
- --------------          ------------------------------   ------------   --------
Common Stock.......... FMR Corp.                          5,344,505(2)    9.85%
                       82 Devonshire Street
                       Boston, MA 02109-3614
Common Stock.......... Delaware Management Company, Inc.  4,806,230(3)    8.86%
                       1818 Market Street
                       Philadelphia, PA 19103
Common Stock.......... Norwest Corporation                4,359,808(4)    8.03%
                       Sixth and Marquette
                       Minneapolis, MN 55479-1026
Common Stock.......... Scudder, Stevens & Clark, Inc.     3,563,850(5)    6.57%
                       Two International Place
                       Boston, MA 02110-4103
Common Stock.......... Loomis Sayles & Company, L.P.      2,791,525(6)    5.15%
                       One Financial Center
                       Boston, MA 02111

- --------
(1) Sole voting and investment power unless otherwise noted.
(2) As reported on a Schedule 13-G dated February 13, 1995.
(3) As reported on a Schedule 13-G dated February 15, 1995.
(4) As reported on a Schedule 13-G dated January 31, 1995.
(5) As reported on a Schedule 13-G dated April 13, 1995.
(6) As reported on a Schedule 13-G dated February 13, 1995.

                        REPORT ON EXECUTIVE COMPENSATION

TO OUR STOCKHOLDERS

  The Compensation Committee is comprised of four independent, non-employee directors who have no "interlocking" relationships with the Company. The Compensation Committee exists to develop executive compensation policies that support the Company's strategic business objectives and values. The duties of this Committee include:

 . Review and approval of the design of executive compensation programs and all salary arrangements that Company executives receive;

 . Assessment of the effectiveness of the programs in light of compensation policies;

 .  Evaluation of executive performance; and

 .  Assistance in succession planning.

COMPENSATION PHILOSOPHY

  The Compensation Committee adheres to an executive compensation philosophy which supports the Company's business strategies. These strategies are to:

 .  Generate profits;

 .  Maximize stockholder value over the long term;

 .  Strengthen cash flow; and

 .  Provide products and services of the highest value.

  The Compensation Committee's philosophy for executive compensation has not changed. It is to:

 . Emphasize at-risk compensation, while balancing short-term and long-term compensation to support the Company's business and financial strategic goals.

 . Reflect positive, as well as negative, Company and individual performance in pay.

 . Encourage equity-based compensation to reinforce management's focus on stockholder value.

 . Provide adequate, fair, and competitive pay opportunities which will attract, retain, and develop executive talent.

  Company executives participate in a comprehensive compensation program which is built around this four-pronged philosophy. The key components of this program include base salary, annual cash incentives, long-term incentives (stock options and restricted stock), and benefits.

  Each of these components is reviewed by the Compensation Committee as described previously. To ensure the Company's pay is comparable to median market practices, competitive market data is collected from multiple external sources. The data collected is both on an industry-specific basis and an overall industrial basis. The industry-specific comparison is collected using a group of companies who tend to have national and international business operations and similar sales volumes, market capitalizations, employment levels, and lines of business. The Compensation Committee reviews and approves the selection of companies used for this purpose and attempts to mirror the peer group reflected in the performance graph. However, the comparator groups are not identical because the market data used by the Company is much broader based than the companies included in the performance graph peer group. This market information is reviewed annually by the members of the Compensation Committee. The same market basis is used for assessing all components of Company executives' pay.

  When setting compensation levels, the Compensation Committee considers each component of an executive's pay. Certain quantitative formulas have been adopted for the individual compensation plans themselves (e.g., incentive plans). However, specific weights are not used in setting each component of pay relative to another. Instead, the Compensation Committee uses a combination of the results of the performance-based compensation determiners (mathematical formulas) and discretion, depending on the particular component involved.

  Each of the components of pay is discussed in greater detail below.

BASE SALARY

  Salaries reflect an individual's level of responsibility, prior experience, breadth of knowledge, personal contributions, position within the Company's executive structure, and market pay practices. Overall, salaries are targeted at the median of market practice.

  A qualitative assessment of performance is considered when making annual adjustments. Many factors are taken into account, including individual performance, both past and present. The factors used in making this evaluation may vary by position.

  Mr. Howson received a 10 percent increase in base salary for fiscal year 1995 ($77,520). This increase was made in connection with the signing of Mr. Howson's employment agreement and reflects the Compensation Committee's evaluation of Company financial performance and Mr. Howson's individual contributions, both short-term and long-term. In addition, his base salary was reviewed in light of competitive data for chief executive officers for relevant companies (see earlier discussion regarding type of companies considered). Mr. Howson's salary is near the median of these peers. Other executives' base pay increased in recognition of the factors described previously.

ANNUAL INCENTIVES

  The Company established a Variable Supplemental Compensation Plan in 1987 to support its short-term financial focus. In 1994, the Company's Board adopted the 1994 Variable Supplemental Compensation Plan, effective for fiscal years beginning after March 31, 1994, which was submitted to, and received the approval of, the Company's stockholders. Payments under the plan are intended to comply with the deductibility requirements set forth under Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). Through this plan, executives receive pay linked to, and determined by, annual performance. For fiscal year 1995, the plan was tied to cash flow return on capital. The plan is formula driven and self-funded, based on a minimum level of cash flow return on capital to be achieved each year. Executives' opportunities under the plan are expressed as a targeted percent of base salary. These targets, like base salary, are set at approximately the median market levels, as indicated by the group of similar companies. The Compensation Committee believes the goals associated with target bonus payments are achievable yet require considerable effort on the part of each executive. Executives only receive payments under the plan if the minimum level of performance is reached.

  Mr. Howson's fiscal year 1995 bonus payment was $294,977, which represents 38 percent of his base salary in effect at the beginning of fiscal year 1995 (versus a 70% target). This reflects the Company's audited performance relative to cash flow return on capital. Mr. Howson's payout is less than the targeted amount and was calculated in light of Company performance which exceeded the minimum required level but did not exceed the previous year's performance. Other executives' bonuses decreased in comparison with fiscal year 1994 for the same reasons.

LONG-TERM INCENTIVES

  The 1992 Officer Stock Incentive Program provides executives with long-term, equity-based opportunities. This program provides performance-based compensation. However, future amendments may be necessary to ensure continued compliance with Section 162(m) of the Code. Amendments, and stockholders' approval of amendments, are not necessary at this time due to transition rules provided by the Internal Revenue Service. Like base salary, the Compensation Committee considers multiple factors when determining award sizes. Weightings between the factors (listed below) are informal, not quantitative.

 . Various financial performance criteria (which may include returns on capital and assets, profitability, and stockholder return);

 .  Level of responsibility;

 .  Prior experience;

 .  Historical award data; and

 .  Market practices among similar companies.

  Stock Options. At the Company, stock options are granted at prices equal to fair market value on the date of grant. Executives do not realize value unless the stock price rises above the price on the date of grant. This, in turn, creates value for stockholders (a primary focus at the Company). In addition, stock options encourage accumulation of stock ownership among executives.

  Mr. Howson was granted options to acquire 385,450 shares of Common Stock in fiscal year 1995. These stock options were granted in two separate awards:
325,000 at a per share exercise price of $25.125 and 60,450 at a per share exercise price of $25.50. The 325,000 stock options were granted to Mr. Howson at the signing of his new employment agreement and represent two years of long-term incentive grants, based on his total annual long-term incentive opportunity. This grant was made in light of the fact that Mr. Howson will not receive annual grants of stock options and restricted stock in the last two years of his employment. Any grants of options will be limited to recognition of extraordinary achievements. The remaining 60,450 stock options were granted as determined under the 1992 Officer Stock Incentive Program, in light of actual performance. Both stock option grants were priced at market value on the date of grant.

  Mr. Howson also received a grant of options to acquire JRM Common Stock in recognition of the services he renders as Chairman and Chief Executive Officer of J. Ray McDermott, a publicly traded subsidiary of the Company. The award was for options to acquire 23,770 shares of JRM Common Stock at a per share exercise price of $22.625 (market value on the date of grant).

  Restricted Stock. Restricted stock is also granted to certain executives to reinforce the importance of stock ownership and to focus executives on creating stockholder value. One-half of each grant vests with performance; the other one-half vests at the end of five years. Performance vesting allows restrictions to lapse between the third and tenth anniversary of the date of grant. The specific vesting dates are determined based upon the Company's average return on capital versus a group of peer companies.

  The peer companies are selected by the Compensation Committee based upon industry relevance and market capitalization, as well as other factors. This group has remained fairly constant for the past six years, mirroring as closely as possible the companies used in determining market pay levels. For awards made in or after fiscal year 1994, the peer group is the same as those companies represented in the performance graph.

  Shares are forfeited in the event of a termination not caused by death, disability, retirement or a change in control. Executives receive voting and dividend rights at the time of the grant.

  For fiscal year 1995, Mr. Howson received awards of 69,520 restricted shares of Common Stock. Mr. Howson received 50,000 restricted shares of Common Stock in connection with the signing of his employment agreement, and an award of 19,520 restricted shares of Common Stock as determined by the 1992 Officer Stock Incentive Program and actual performance. Mr. Howson is also eligible to receive shares of restricted stock in 1996. However, under the terms of his new employment agreement, he will not receive grants of restricted stock in the last two years of employment. Mr. Howson also received 7,490 restricted shares of JRM Common Stock for fiscal year 1995 in recognition of the services he renders as Chairman and Chief Executive Officer of this subsidiary.

CONCLUSION

  These programs have been designed to support the Company and the stockholders, while remaining fair and equitable to the Company's management team. We monitor these programs and their effectiveness on an ongoing basis; this responsibility remains a critical part of our charter.

                                                  Theodore H. Black, Chairman
                                                  John F. Bookout
                                                  James A. Hunt
                                                  J. Howard Macdonald

PERFORMANCE GRAPH

  Set forth below is a graph comparing the cumulative total stockholder return on the Common Stock for the last five fiscal years with the cumulative total return of the S&P 500 Index and a peer group index, which reflects the Company's two primary business segments, composed of CBI Industries, Inc., Cooper Industries, Inc., Dresser Industries, Fluor Corporation, Foster Wheeler Corporation, Halliburton Company, Offshore Pipelines, Inc. (through the date of its merger with J. Ray McDermott), Raytheon Company, Schlumberger Ltd., Stone & Webster Inc., Trinity Industries, United Dominion Industries, Westinghouse Electric Corporation, and Zurn Industries, Inc.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
             MCDERMOTT INTERNATIONAL, INC; S&P 500; AND PEER GROUP

* Assumes $100 invested on March 31, 1990 in McDermott International, Inc. common stock; S&P 500; and the Peer Group and the reinvestment of dividends as they are paid.

                                3/31/90 3/31/91 3/31/92 3/31/93 3/31/94 3/31/95
                                ------- ------- ------- ------- ------- -------
      McDermott International,
       Inc....................  $100.00 $ 99.76 $ 92.94 $122.67 $ 92.79 $132.02
      S&P.....................  $100.00 $114.37 $126.94 $146.22 $148.38 $171.44
      Peer Group..............  $100.00 $106.39 $ 93.64 $102.43 $100.18 $111.07

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

  The following table summarizes the annual and long-term compensation of the Company's Chief Executive Officer and four highest paid executive officers (collectively, the "Named Executive Officers") for 1995, 1994 and 1993:

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION(1)         LONG-TERM COMPENSATION
                                               --------------------------    ----------------------------------
                                                                                    AWARDS
                                                                             ------------------------
                                                                                           SECURITIES
                                                                  OTHER                    UNDERLYING   PAYOUTS   ALL
                                        FISCAL                    ANNUAL     RESTRICTED      STOCK       LTIP    OTHER
NAME                 PRINCIPAL POSITION  YEAR   SALARY   BONUS    COMP.       STOCK(2)      OPTIONS     PAYOUTS COMP.(6)
- ----                 ------------------ ------ -------- -------- --------    ----------    ----------   ------- --------
R.E. Howson......... Chairman & Chief    1995  $814,301 $294,977 $ 48,630    $1,870,833(3)  385,450(4)    $ 0   $27,078
                     Executive Officer   1994  $729,210 $325,264 $ 41,496    $  567,025      65,820       $ 0   $29,652
                                         1993  $665,420 $600,279 $ 21,166    $  522,493      59,410       $ 0   $29,442
B.A. Hattox......... Executive VP &      1995  $326,335 $ 83,440 $ 10,549    $  199,241      15,870       $ 0   $ 5,424
                     Chief Financial     1994  $306,325 $ 92,008 $  5,126    $  178,756      18,860       $ 0   $27,980(8)
                     Officer             1993  $285,275 $171,239 $  5,683    $  252,512      17,400       $ 0   $53,056(8)
J.J. Stewart........ Executive VP &      1995  $364,995 $ 93,868 $ 10,772    $  172,358      15,870       $ 0   $ 9,162
                     Chief Project       1994  $344,615 $119,849 $  4,487    $  217,838      24,060       $ 0   $ 9,913
                     Management          1993  $301,870 $224,724 $  1,186    $  301,517      20,770       $ 0   $ 8,382
                     Officer
J.J. Wildasin....... President & Chief   1995  $364,021 $110,285 $354,564(7) $  190,883      22,540(5)    $ 0   $13,615
                     Operating Officer,  1994  $333,684 $103,508 $281,427(7) $  182,919      20,200       $ 0   $13,043
                     J. Ray McDermott    1993  $253,339 $189,054 $200,181(7) $  273,611      14,160       $ 0   $10,486
R. E. Woolbert...... Executive VP &      1995  $301,685 $ 76,948 $  4,335    $  191,674      14,400(4)    $ 0   $ 9,905
                     Chief Adminis-      1994  $280,085 $ 84,848 $ 13,569    $  163,262      17,230       $ 0   $10,605
                     trative Officer     1993  $258,440 $156,441 $  4,329    $  152,460      15,750       $ 0   $ 8,861

- --------
(1) Includes amounts earned in the fiscal year, whether or not deferred.
(2) Restricted stock awards in Common Stock, JRM Common Stock or both, as applicable, for fiscal year 1995 are valued at the closing price on the date of grant. All such awards, other than the 50,000 restricted shares of Common Stock awarded to Mr. Howson under his employment agreement as described in footnote 3, were made in June 1995. The total number of shares of Common Stock held as of March 31, 1995 and the aggregate market value at such date (based upon the closing market price on that date of $27.375 per share) is as follows: Mr. Howson held 201,430 shares valued at $5,312,716; Mr. Hattox held 35,760 shares valued at $943,170; Mr. Stewart held 55,800 shares valued at $1,471,725; Mr. Wildasin held 33,220 shares valued at $876,178; Mr. Woolbert held 39,110 shares valued at $1,031,526. As of March 31, 1995, none of the Named Executive Officers had been awarded, and therefore, none of them held, any restricted shares of JRM Common Stock. Dividends are paid on restricted shares at the same time and at the same rate as dividends paid to stockholders of unrestricted shares. Grants of restricted stock generally vest fifty percent in five years with the remaining fifty percent vesting in three to ten years based on performance. In the event of a change of control of the Company, the Compensation Committee may cause all restrictions to lapse.
(3) Includes 50,000 restricted shares of Common Stock awarded under his employment agreement that will vest less than three years from the date of grant if the Board of Directors approves a successor to Mr. Howson during such time.
(4) Excludes 23,770 and 3,780 options to purchase JRM Common Stock granted to Messrs. Howson and Woolbert, respectively.
(5) Represents options to purchase JRM Common Stock; Mr. Wildasin did not receive options to acquire Common Stock during fiscal year 1995.
(6) Amounts shown for 1995 relate to company matching contributions to the McDermott Thrift Plan for each of the Named Executive Officers in the amount of $4,500, and the value of insurance premiums paid by the Company for Messrs. Howson, Hattox, Stewart, Wildasin and Woolbert in the amounts of $22,578, $910, $4,662, $9,115 and $5,405, respectively.
(7) Includes commodities, services, housing, utilities, expenses and tax equalization associated with Mr. Wildasin's international assignment.
(8) Includes $20,000 and $46,000 for the fiscal year 1993 and 1994, respectively, representing amounts paid to Mr. Hattox as a signing bonus.

OPTION GRANT TABLE

  Options generally vest in equal installments of one-third beginning on the first anniversary of the date of grant through the third anniversary of the date of grant and expire ten years from the date of grant. In general, vesting is contingent on continuing employment with the Company. In the event of a change in control of the Company, the Compensation Committee may accelerate the exercisability of any outstanding options. The following table provides information about option grants to the Named Executive Officers during fiscal year 1995. The Company did not grant any stock appreciation rights to its executive officers during fiscal year 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                       POTENTIAL REALIZABLE
                                                                      VALUE AT ASSUMED ANNUAL
                                                                       RATES OF STOCK PRICE
                                                                      APPRECIATION FOR OPTION
                                      INDIVIDUAL GRANTS                       TERM(4)
                         ------------------------------------------- --------------------------
                         NUMBER OF
                         SECURITIES  % OF TOTAL                          5%            10%
                         UNDERLYING   OPTIONS                        -----------  -------------
                          OPTIONS    GRANTED TO  EXERCISE EXPIRATION   DOLLAR
NAME                      GRANTED   EMPLOYEES(2) PRICE(3)    DATE       GAINS     DOLLAR GAINS
- ----                     ---------- ------------ -------- ----------   ------     -------------
R.E. Howson
 Common Stock...........  325,000      40.18     $25.125   08/09/04  $ 5,136,625  $  13,014,625
 Common Stock...........   60,450       7.47      25.500   02/06/05      969,425      2,456,714
 JRM Common Stock.......   23,770       9.76      22.625   03/14/05      338,366        857,027
B.A. Hattox
 Common Stock...........   15,870       1.96      25.500   02/06/05      254,555        644,956
J.J. Stewart
 Common Stock...........   15,870       1.96      25.500   02/06/05      254,555        644,956
J.J. Wildasin
 JRM Common Stock.......   22,540       9.26      22.625   03/14/05      320,857        812,680
R.E. Woolbert
 Common Stock...........   14,400       1.78      25.500   02/06/05      230,976        585,216
 JRM Common Stock.......    3,780       1.55      22.625   03/14/05       53,808        136,288
All Stockholders (1)
 Common Stock...........       --         --      25.500         --  868,173,013  2,200,120,870
 JRM Common Stock.......       --         --      22.625         --  549,931,574  1,393,634,581
Named Executive Officers' gains as a % of all stockholder's gains for
 the Company........................................................         .76%           .79%
 JRM................................................................         .13%           .13%

- --------
(1) Total dollar gains based on the assumed annual rates of appreciation shown here and calculated on 54,059,598 and 38,649,349 outstanding shares of the common stock of the Company and JRM, respectively, on March 31, 1995.

(2) Based on 808,930 and 243,530 options granted to all employees of the Company and JRM, respectively, during the fiscal year ended March 31, 1995.
(3) Fair market value on date of grant.
(4) At a five percent and ten percent annual rate of appreciation, the stock price would be approximately $41.54 and $66.14 per share of Common Stock, respectively, and approximately $36.86 and $58.68 per share of JRM Common Stock, respectively, if the assumed annual rates of stock price appreciation shown were to be achieved over a ten year option term.

OPTION EXERCISES AND YEAR-END VALUE TABLE

  The following table provides information concerning the exercise of stock options during fiscal year 1995 by each of the Named Executive Officers and the value at March 31, 1995 of unexercised options held by such individuals. The value of unexercised options reflects the increase in market value of Common Stock and JRM Common Stock from the date of grant through March 31, 1995 (when the fair market value of Common Stock and JRM Common Stock was $27.1875 and $22.625, respectively, per share). The value actually realized upon exercise of the options by the Named Executive Officers will depend on the value of Common Stock and JRM Common Stock at the time of exercise.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                           TOTAL VALUE OF
                         NUMBER OF               TOTAL NUMBER OF      UNEXERCISED, IN-THE-MONEY
                          SHARES            UNEXERCISED OPTIONS HELD   OPTIONS HELD AT FISCAL
                         ACQUIRED              AT FISCAL YEAR-END             YEAR-END
                            ON      VALUE   ------------------------- -------------------------
NAME                     EXERCISE  REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
- ----                     --------- -------- ----------- ------------- ----------- -------------
R.E. Howson
 Common Stock...........      0      $ 0      275,776      449,134    $1,560,169    $976,018
 JRM Common Stock.......      0      $ 0            0       23,770    $        0    $103,994
B.A. Hattox
 Common Stock...........      0      $ 0       60,377       34,243    $  180,098    $ 85,585
J.J. Stewart
 Common Stock...........      0      $ 0       76,226       38,834    $  384,548    $100,137
J.J. Wildasin
 Common Stock...........      0      $ 0       45,334       18,186    $  241,769    $ 57,760
 JRM Common Stock.......      0      $ 0            0       22,540    $        0    $ 98,613
R.E. Woolbert
 Common Stock...........      0      $ 0       71,194       31,136    $  432,140    $ 77,851
 JRM Common Stock.......      0      $ 0            0        3,780    $        0    $ 16,538

EMPLOYMENT AGREEMENT

  The Company entered into an employment agreement (the "Agreement") with Mr. Howson effective as of September 1, 1994, whereby he will continue to serve as Chairman of the Board and Chief Executive Officer of the Company through August 31, 1998, subject to earlier termination as described below. The Agreement provides Mr. Howson with an annual base salary of $852,000, subject to increase by the Compensation Committee in accordance with Company practices based upon Mr. Howson's performance. In addition, Mr. Howson was granted the right to purchase 50,000 restricted shares of Common Stock for $1.00 per share and options to purchase 325,000 shares of Common Stock, both of which will vest at the earlier of (i) such time as the Board approves a successor to Mr. Howson or
(ii) the expiration of the Agreement. He is also entitled to receive an annual cash bonus (if any, as determined by the Compensation Committee based upon the achievement of certain pre-established performance goals) and to participate in all plans, policies and programs maintained or provided by the Company for its officers, except that Mr. Howson only will be entitled to receive stock option and restricted stock grants under the Company's 1992 Officer Stock Incentive Program for fiscal years 1995 and 1996. The Agreement also provides for the vesting of all of Mr. Howson's unvested stock options (other than the 325,000 stock options described above) on September 1, 1996, the accelerated vesting of Mr. Howson's restricted stock grants upon his attainment of age 65 at the discretion of the Board of Directors, and amendments to the Company's Supplemental Executive Retirement Plan for purposes of determining Mr. Howson's retirement benefit under such plan, including increasing Mr. Howson's maximum benefit thereunder to 73% of his final 3-year average cash compensation (based upon his highest three years, consecutive or nonconsecutive, of base salary and bonus during the last ten years of his employment).

  The Agreement may be terminated prior to August 31, 1998 under certain circumstances, including death, disability and voluntary retirement. However, in the event of termination due to a change in control of the Company or "excuse by the Board", as defined in the Agreement, Mr. Howson will continue to receive his annual base salary and other benefits and rights under the Agreement during the remaining term thereof. In the event of termination by the Board for reasons other than a change in control or "excuse by the Board" prior to attainment of age 65, Mr. Howson's severance benefits will be the greater of the benefits due under the Agreement through age 65 or one year of benefits under the Agreement; and for such termination after age 65 and prior to the end of the Agreement's term, Mr. Howson's severance benefits will be the greater of the remaining benefits due under the Agreement or one additional year of benefits that he would receive pursuant to the Agreement's terms. Upon such termination, all shares of restricted stock and options to purchase Common Stock awarded to Mr. Howson will vest.

  Under the Agreement, Mr. Howson may not associate himself with any business or entity which is in competition with the Company or induce any employee of the Company to accept employment with any competitor of the Company during the term of the Agreement, and for the greater of 24 months following the expiration of the Agreement or any other period during which amounts are paid to him under the Agreement.

ANNUAL CASH INCENTIVE PLANS

  The Company has a Variable Supplemental Compensation Plan based on the achievement of certain performance standards for managerial and other key employees, including officers, of the Company and its consolidated subsidiaries (other than J. Ray McDermott and its subsidiaries). Likewise, J. Ray McDermott has adopted a Short-Term Incentive Compensation Plan for its and its subsidiaries' managerial and other key employees, including officers. Under each plan, the aggregate amount available for award in respect of the 1996 fiscal year shall equal the sum of 1% of that portion of Cash Flow for such year as would produce a Cash Flow Return on Capital of no more than 16% plus 6% of Cash Flow in excess of such portion. Cash Flow Return on Capital is defined as Cash Flow divided by Capital (as those terms are defined in the plans). Except on a selected basis, no awards will be made in respect of a fiscal year during which Cash Flow Return on Capital does not equal or exceed 16%. If an award is made during a fiscal year when the Cash Flow Return on Capital requirement is not achieved, then the award, generally, will be equal only to one-half of established guideline amounts. Allocations of awards to eligible employees are made at the discretion of the Compensation Committee, based upon a percentage of salary. For fiscal year 1996, the Chief Executive Officer of the Company may receive a maximum award of 70% of his salary under the Company's plan.

  Awards are payable to the recipients within 30 days of the Compensation Committee's determination, unless deferred by such recipients. Awards may be deferred until termination of employment other than by retirement or for up to 15 years after retirement. In case of deferral, awards accrue interest, compounded daily, at the minimum commercial lending rate of a designated bank, until paid. Each plan is unfunded and no assets will be segregated to secure payment of awards.

RETIREMENT PLANS

  Pension Plans. The Company maintains several funded retirement plans covering substantially all regular full-time employees, except certain non-resident alien employees who are not citizens of a European Community country or who do not earn income in the United States, Canada or the United Kingdom. All officers who are employees of the Company or certain of its subsidiaries, including McDermott, are covered under The Retirement Plan for Employees of McDermott Incorporated (the "McDermott Retirement Plan"). Officers who are employed by The Babcock & Wilcox Company ("B&W") or certain of its subsidiaries or affiliates are covered under The Employee Retirement Plan of The Babcock & Wilcox Company (the "B&W Retirement Plan"). Effective April 1, 1995, officers who are employed by J. Ray McDermott Holdings, Inc. or certain of its subsidiaries or affiliates, including J. Ray McDermott, are covered under The Retirement Plan of Employees of J. Ray McDermott Holdings, Inc. (the "J. Ray McDermott Retirement Plan"). Employees do not contribute to any of the three plans and company contributions are determined on an actuarial basis. In order to comply with the limitations prescribed by the Employee Retirement Income Security Act of 1974, as amended, pension benefits will be paid directly by the applicable company or a subsidiary under the terms of the unfunded excess benefit plans maintained by them (the "Excess Plans") when such benefits are limited by Section 415(b) or 401(a)(17) of the Code.

  The following table shows the annual benefit payable under the McDermott Retirement Plan and the J. Ray McDermott Retirement Plan at age 65 (the normal retirement age) to employees retiring in 1995 in accordance with the lifetime only method of payment and before profit sharing plan offsets. Benefits are based on the formula of a specified percentage (dependent on years of service) of average annual basic earnings (exclusive of bonus and allowances) during the five consecutive years out of the ten years prior to retirement in which such earnings were highest ("Final Average Earnings") less a specified percentage of anticipated social security benefits. Final Average Earnings and credited service under the McDermott Retirement Plan at December 31, 1994 for Messrs. Howson and Hattox were $659,852 and 23 years and $290,625 and 4 years, respectively. Effective April 1, 1995, the J. Ray McDermott Retirement Plan assumed the liabilities attributable to the benefits accrued under the McDermott Retirement Plan in respect of certain former employees of the Company, including Mr. Wildasin. Accordingly, as of April 1, 1995 Mr. Wildasin had no entitlement to any benefit from the McDermott Retirement Plan. As of such date, Mr. Wildasin had Final Average Earnings of $226,446 and six years of credited service under the J. Ray McDermott Retirement Plan. Unless elected otherwise by the employee, payment will be made in the form of a joint and survivor annuity of equivalent actuarial value to the amount shown below.

                           MCDERMOTT RETIREMENT PLAN
                        J. RAY MCDERMOTT RETIREMENT PLAN

 FINAL      ANNUAL BENEFITS AT AGE 65 FOR YEARS OF SERVICE INDICATED
AVERAGE   -------------------------------------------------------------
EARNINGS    10       15       20       25       30       35       40
- --------  ------- -------- -------- -------- -------- -------- --------
100,000   $14,267 $ 21,400 $ 28,533 $ 36,623 $ 45,885 $ 53,913 $ 61,631
125,000    18,433   27,650   36,867   46,087   57,731   67,821   77,524
150,000    22,600   33,900   45,200   56,500   69,576   81,730   93,417
200,000    30,933   46,400   61,867   77,333   93,266  109,548  125,202
250,000    39,267   58,900   78,533   98,167  117,800  137,433  157,067
300,000    47,600   71,400   95,200  119,000  142,800  166,600  190,400
400,000    64,267   96,400  128,533  160,667  192,800  224,933  257,067
500,000    80,933  121,400  161,867  202,333  242,800  283,267  323,733
550,000    89,267  133,900  178,533  223,167  267,800  312,433  357,067
600,000    97,600  146,400  195,200  244,000  292,800  341,600  390,400

  The following table shows the annual benefit payable under the B&W Retirement Plan at age 65 (the normal retirement age) to employees retiring in 1995 in accordance with the lifetime only method of payment. Benefits are based on the formula of a specified percentage (dependent on the level of wages subject to social security taxes during the employee's career) of average annual earnings (inclusive of bonuses) during the five consecutive years out of the ten years prior to retirement in which such earnings were highest ("B&W Final Average Earnings"). B&W Final Average Earnings and credited service under the B&W Retirement Plan at December 31, 1994 for Messrs. Stewart and Woolbert were $426,345 and 23 years, and $336,886 and 39 years, respectively. Unless elected otherwise by the employee, payment will be made in the form of a joint and survivor annuity of equivalent actuarial value to the amount shown below.

                        BABCOCK & WILCOX RETIREMENT PLAN

  B&W
 FINAL      ANNUAL BENEFITS AT AGE 65 FOR YEARS OF SERVICE INDICATED
AVERAGE   -------------------------------------------------------------
EARNINGS    10       15       20       25       30       35       40
- --------  ------- -------- -------- -------- -------- -------- --------
100,000   $11,855 $ 17,783 $ 23,710 $ 29,638 $ 35,565 $ 41,493 $ 47,420
125,000    14,980   22,470   29,960   37,450   44,940   52,430   59,920
150,000    18,105   27,158   36,210   45,263   54,315   63,368   72,420
200,000    24,355   36,533   48,710   60,888   73,065   85,243   97,420
250,000    30,605   45,908   61,210   76,513   91,815  107,118  122,420
300,000    36,855   55,283   73,710   92,138  110,565  128,993  147,420
400,000    49,355   74,033   98,710  123,388  148,065  172,743  197,420
500,000    61,855   92,783  123,710  154,638  185,565  216,493  247,420
550,000    68,105  102,158  136,210  170,263  204,315  238,368  272,420
600,000    74,355  111,533  148,710  185,888  223,065  260,243  297,420

  Supplemental Executive Retirement Plan. An unfunded supplemental retirement plan called the Supplemental Executive Retirement Plan (the "SERP") was established in June 1980 by McDermott and was amended to become a plan of the Company in September 1989. In March 1995, J. Ray McDermott became a participating employer in SERP. The SERP covers certain officers of the Company and other designated companies, including McDermott, J. Ray McDermott and B&W. Generally, benefits are based upon a specified percentage (determined by age, years of service and date of initial participation in the SERP) of final 3-year average cash compensation (salary plus supplemental compensation for the highest three out of the last ten years of service) or 3-year average cash compensation prior to SERP scheduled retirement date, whichever is greater. Except for the benefit payable to Mr. Howson, the maximum benefit shall not exceed 60-65% (dependent upon date of initial participation in the SERP) of such 3-year average cash compensation. Under Mr. Howson's employment agreement, the maximum benefit payable to Mr. Howson is 73% of his final 3-year average cash compensation as described under "Employment Agreement" above. Payments under the SERP will be reduced by an amount equal to pension benefits payable under any other retirement plan maintained by the Company, any of its subsidiary companies or any previous employer. A death benefit is also provided under the SERP. Before giving effect to such reductions, the approximate annual benefit payable under the SERP to Messrs. Hattox, Howson, Stewart, Wildasin and Woolbert at retirement age as stated in the SERP is 60%, 73%, 60%, 31.75% and 65%, respectively, of each such person's final 3-year average cash compensation.

  A trust (assets of the trust constitute corporate assets) has been established which is designed to ensure the payment of benefits arising under the SERP, the Excess Plans and certain other contracts and arrangements (collectively, the "Plans") in the event of an effective change in control of the Company. Although the Company would retain primary responsibility for such payments, the trust would provide for payments to designated participants, in the form of lump sum distributions, if certain events occur following an effective change in control of the Company, including but not limited to failure by the Company to make such payments and termination of a participant's employment under certain specified circumstances. In addition, with respect to benefits which otherwise would have been paid in the form of an annuity, the trust provides for certain lump sum equalization payments which, when added to the basic lump sum payments described above, would be sufficient, after payment of all applicable taxes, to enable each active participant receiving a lump sum distribution to purchase an annuity which would provide such participant with the same net after-tax stream of annuity benefits that such participant would have realized had he retired as of the date of the lump sum distribution and commenced to receive annuity payments at that time under the terms of the applicable Plan, based on salary and service factors at the time of the effective change in control. With respect to designated participants who retire prior to an effective change in control and who receive a basic lump sum distribution under the circumstances described above, the trust provides for similar lump sum equalization payments, based on salary and service factors at the time of actual retirement.

                              CERTAIN TRANSACTIONS

  In connection with the merger of Offshore Pipelines, Inc. into a merger subsidiary of J. Ray McDermott, a publicly traded subsidiary of the Company, on January 31, 1995, J. Ray McDermott paid to Morgan Lewis Githens & Ahn, an investment banking firm of which John A. Morgan is a partner, an investment advisory and consulting fee of $500,000.

  Mr. Dutt is Chairman of Stratxx Ltd., which provides consulting services to the Company and its subsidiary and affiliated companies in the field of strategic resource development and planning. Fees for such services paid to Stratxx Ltd. by the Company during the fiscal year ended March 31, 1995 were $60,000.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Exchange Act requires the Company's Directors and executive officers, and persons who own 10% or more of the Company's voting stock, to file reports of ownership and changes in ownership of the Company's equity securities with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Directors, executive officers and 10% or more holders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

  Based solely on a review of the copies of such forms furnished to the Company, or written representations that no forms were required, the Company believes that its Directors, executive officers and greater than 10% or more beneficial owners complied with all Section 16(a) filing requirements during the most recent fiscal year.

                                  APPROVAL OF
                          INDEPENDENT AUDITORS FOR THE
                       FISCAL YEAR ENDING MARCH 31, 1996
                                    (ITEM 2)

  Upon the recommendation of the Audit Committee, the Board of Directors has approved the retention of Ernst & Young LLP ("Ernst & Young") to serve as independent auditors to audit the accounts of the Company for the fiscal year ending March 31, 1996. Although not required to do so, the Board of Directors considers it advisable that such retention be submitted to the stockholders for their approval. Ernst & Young served as independent auditors of the Company and its subsidiaries during the fiscal year ended March 31, 1995. During such fiscal year, Ernst & Young performed audit and tax services for the Company and its subsidiaries for which they have received or will receive, in the aggregate, approximately $4,400,000 in fees.

  Representatives of Ernst & Young will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

  The vote of a majority of the outstanding shares of Common Stock represented in person or by proxy at the meeting or any adjournment or adjournments thereof is required to approve this proposal. Unless otherwise directed, the persons named in the enclosed Proxy intend to vote for approval of the retention of Ernst & Young. If the stockholders do not approve the proposal to retain Ernst & Young, the Board of Directors will retain other independent auditors. The Board of Directors recommends that the stockholders vote "FOR" the retention of Ernst & Young as the Company's independent auditors.

                   STOCKHOLDERS' PROPOSALS AND OTHER MATTERS

  No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the meeting, but should any other matters requiring a vote arise, including a question of adjourning the meeting, the persons named as proxies in the enclosed Proxy will vote thereon according to their judgment in the best interests of the Company. All shares represented by valid Proxies will be voted in accordance with the choice made by the stockholder with respect to each specific proposal listed thereon. If a choice is not made with respect to such proposal, the Proxy will be voted for
(i) the election of Directors as described under "ELECTION OF DIRECTORS" and
(ii) the retention of Ernst & Young as the Company's independent auditors for the fiscal year ending March 31, 1996.

  Proposals by stockholders intended to be presented at the 1996 Annual Meeting must be received by the Corporate Secretary of the Company no later than March 6, 1996, in order to be qualified for inclusion in the Company's Proxy Statement and form of proxy for such meeting. Concurrently therewith, proponents shall provide the Company in writing with his or her name, address, the number of shares of Common Stock held of record or beneficially, the date or dates upon which such Common Stock was acquired and documentary support for a claim of beneficial ownership.

                                          By Order of the Board of Directors,

                                          LAWRENCE R. PURTELL
                                          Secretary

Dated: July 5, 1995

       Please mark your                                                 1317
 [x]   votes as in this
       example.

       IMPORTANT--PLEASE MARK APPROPRIATE BOXES ONLY IN BLUE OR BLACK INK AS
       SHOWN:

               FOR  WITHHELD                             FOR  AGAINST  ABSTAIN
1. Election of [_]    [_]        2. To approve the       [_]    [_]      [_]
   Directors                        intention of Ernst &
   (See reverse)                    Young LLP as independent
For, exempt vote withheld from      auditors for the fiscal
the following nominee(s):           year ending March 31,
                                    1996 (the Directors
                                    favor a vote "FOR"):
- ------------------------------
                                 3. Upon such other matters as many properly
                                    come before the meeting.





                                           (Signature(s) should agree with
                                           name(s) on stock certificates as
                                           specified hereon. Executors,
                                           administrators, trustees, etc.,
                                           should indicate when signing.



                                           -----------------------------------


                                           -----------------------------------
                                            SIGNATURE(S)                DATE


- --------------------------------------------------------------------------------


                         McDERMOTT INTERNATIONAL, INC.

                      Solicited by the Board of Directors

The undersigned stockholder(s) of McDermott International, Inc., a Panama corporation, hereby appoint R. E. Howson, L. R. Purtell and R. E. Woolbert, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them to vote all the shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company for the fiscal year ended March 31, 1995 to be held in the La Salle Ballroom of the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, on Tuesday, August 8, 1995, and 9:30 a.m. local time and at any adjournment(s) of such meeting, with all powers which the undersigned would possess if personally present.

The undersigned acknowledges receipt of the Annual Report for the fiscal year ended March 31, 1995 and the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company for the above-mentioned Annual Meeting of Stockholders.

Every properly signed Proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND IN THE MANNER FAVORED BY THE DIRECTORS AS INDICATED ON THE REVERSE SIDE.

Election of Directors:
Class I Nominees:  Thomas D. Barrow, Philip J. Burguieres, Brock A. Hattox and
                   John W. Johnstone, Jr.
Class II Nominees: John F. Bookout

PLEASE MARK, SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.